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                                                                   EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' in the Registration Statement No. 33-62797 relating to $1 billion principal amount debt securities and warrants to purchase debt securities, the Post-Effective Amendment to Registration Statement No. 33-47497 relating to $310,297,000 principal amount debt securities and warrants to purchase debt securities and in the related Prospectus of American Express Credit Corporation (the 'Company'). We also consent to the incorporation by reference therein of our report dated February 2, 1995 with respect to the consolidated financial statements and schedule of the Company, which report, statements and schedule are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP


New York, New York
November 2, 1995